[LOGO OF P-COM]

                                                                    EXHIBIT 99.1

Media Contact:                                           Investor Contact:
Greg Berardi                                             Dan Rumsey, General
                                                         Counsel and Interim CFO

415-239-7826                                             408-866-3666
greg@bluemarlinpartners.com                              dan.rumsey@p-com.com

             P-COM COMPLETES ACQUISITION OF WAVE WIRELESS NETWORKING
          Transaction Brings Together Two Leaders In Unlicensed Market
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CAMPBELL, CA (Dec. 10, 2003) - P-Com, Inc. (OTCBB:PCOM), a worldwide provider of wireless telecom products and services, today announced that it has completed the previously announced purchase of the Wave Wireless Networking Division, a unit of SPEECOM (OTC:SPWC).

The acquisition enables P-COM to expand its highly regarded spread spectrum product line with Wave Wireless' mesh technology in its SPEEDLAN 9000 series, featured with 128-bit AES encryption. The acquisition will also enable P-Com to expand its distribution network and to grow the existing business relationships between SPEEDCOM and its customers.

"The acquisition of Wave Wireless Networking represents a strategic opportunity for P-Com to broaden our product portfolio, enhance the solution set that we bring to our customers and open up new market opportunities for us in the low-cost, high performance segment of the unlicensed wireless market," said Sam Smookler, Chief Executive Officer of P-Com. "The combination of SPEEDLAN 9000 and P-COM's AirPro Gold, which provides complementary backhaul capability, is a powerful network solution for data networks and Voice over IP."

Geoff Giese, P-Com's Vice President of Marketing, Spread Spectrum, said:
"SPEEDLAN is a last-mile access solution for private networks, Internet Service Providers and Government and Municipal Networks that perfectly complements our AirPro Gold product line. Using proprietary access methods, SPEEDLAN provides improved bandwidth over standard 802.11b architecture and includes the enhancement of Federal government approved AES encryption for secure networks and self-healing mesh networking for improved network reliability."

About P-Com, Inc.

P-Com, Inc. develops, manufactures, and markets point-to-point, spread spectrum and point-to-multipoint, wireless access systems to the worldwide telecommunications market. P-Com broadband wireless access systems are designed to satisfy the high-speed, integrated network requirements of Internet access associated with Business to Business and E-Commerce business processes. Cellular and personal communications service (PCS) providers utilize P-Com point-to-point systems to provide backhaul between base stations and mobile switching centers. Government, utility, and business entities use P-Com systems in public and private network applications. For more information visit www.p-com.com or call 408-866-3660.

Safe Harbor Statement

Statements in this release that are forward looking involve known and unknown risks and uncertainties, which may cause P-Com's actual results in future periods to be materially different from any future performance that may be suggested in this release. Such factors may include, but are not limited to: the ability to achieve positive cash flow given the Company's existing and anticipated operating and other costs, and current sales trends; the possible need to raise additional equity capital, and whether that capital is available on acceptable terms, if at all; the Company's ability to negotiate repayment terms with many of its creditors, and settle outstanding litigation; a continued severe worldwide slowdown in the telecommunications equipment and services sector; fluctuations in customer demand, pricing and competition; reliance upon subcontractors; the ability of P-Com's customers to finance their purchases; the timing of new technology and product introductions; and the risk of early obsolescence. Many of these risks and uncertainties are beyond P-Com's control. Reference is made to the discussion of risk factors detailed in P-Com's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q.


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